10f-3 Transactions Summary

Set forth below is a summary of the transactions made pursuant to the Funds' 10f-3 procedures for the period June 1, 2003 through May 31, 2004.

Fund

Intermediate Muni Bond Fund

Security

New York State Thruway Authority

Advisor

EIMCO

Transaction

 Date

7/9/2004

Cost

$14,271,086

Offering Purchase

3.323%

Broker

UBS Financial Services, Inc.
Underwriting
Syndicate
Members
UBS Financial Services, Inc.
Bear, Stearns & Co. Inc.
Citigroup Global Markets, Inc.
Merrill Lynch, Pierce, Fenner & Smith Inc.
Wachovia Securities, Inc.

Fund

Intermediate Muni Bond Fund

Security

New York State Thruway Authority

Advisor

EIMCO

Transaction

 Date

7/9/2004

Cost

$12,924,119

Offering Purchase

2.991%

Broker

UBS Financial Services, Inc.
Underwriting
Syndicate
Members
UBS Financial Services, Inc.
Bear, Stearns & Co. Inc.
Citigroup Global Markets, Inc.
Merrill Lynch, Pierce, Fenner & Smith Inc.
Wachovia Securities, Inc.

Fund

Intermediate Muni Bond Fund

Security

Sales Tax Asset Receivable Corp

Advisor

EIMCO

Transaction

 Date

10/28/2004

Cost

$9,404,910

Offering Purchase
0.461%
Broker
Goldman, Sachs & Co.
Underwriting
Syndicate
Members
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
UBS Financial Services, Inc.
Wachovia Securities, Inc.